SmileDirectClub Reports First Quarter 2021 Financial Results

NASHVILLE, Tenn., May 10, 2021 -- SmileDirectClub, Inc. (Nasdaq: SDC), the next generation oral care company with the first medtech platform for teeth straightening, today announced its financial results for the first quarter ended March 31, 2021.

First Quarter 2021 Financial Highlights

•First quarter total revenue of $199 million, up 8% over the fourth quarter of 2020 and 1% over the prior year period.
•First quarter net loss of $(96) million, a decline of 11% over the prior year period, and includes the $48 million of loss associated with the retirement of the prior debt facility.
•First quarter Adjusted EBITDA of $5 million, an increase of $72 million over the prior year period.
•First quarter diluted EPS of $(0.25), an 11% improvement over the prior year period. Excluding one-time items such as debt retirement and store closure costs, adjusted first quarter diluted EPS would have been $(0.12).

Key Operating Metrics

•First quarter 2021 unique aligner shipments of 106,345.
•Average aligner gross sales price (“ASP”) of $1,860 for the first quarter of 2021, compared to $1,770 for the first quarter of 2020.

Guidance

•As disclosed in an 8K filed on May 3, 2021, in light of the cyber-attack, and the associated business disruption, the Company is adjusting revenue expectations for Q2 based on its best estimates of the possible impact.
•Accordingly, in Q2 SmileDirectClub expects revenue to be approximately $195 - $200mm, and Adjusted EBITDA to be approximately breakeven, as the Company recovers from the cyber-attack, and continues to lean into marketing spend in international markets.

“The first quarter represents continued traction against our long-term targets as we execute against our controlled growth plan. We are especially pleased to see consumer sentiment gaining positive momentum as we remain laser focused on the delivery of a world class Club Member experience,” said David Katzman, Chief Executive Officer and Chairman of SmileDirectClub.

SmileDirectClub Chief Financial Officer Kyle Wailes added, “With the goal of providing the best Club Member experience, our mantra remains to drive controlled and profitable growth. The improvements we have made, and continue to make, on customer service and enhancing our leading telehealth platform for orthodontia are working. We remain the low-cost provider, with brand presence, no pricing pressure, and no real competitor that provides an end-to-end vertically integrated platform for the consumer.”

Business Outlook

For Q2, without the cyber-attack, which caused disruptions to certain systems and manufacturing operations, SmileDirectClub expected revenue to be in line with its long-term targets on a sequential basis, up 5-7% over Q1 2021. While the Company is adjusting revenue expectations for Q2, its long-term revenue growth targets remain unchanged. The focus continues to be to provide the best Club Member experience, and to drive controlled and profitable growth. SmileDirectClub remains the low-cost provider, with brand presence, no pricing pressure, and no real competitor that provides an end-to-end vertically integrated platform for the consumer. As previously stated, the Company will continue to make strategic investments in the professional channel, international growth, and in penetrating new demographics to drive controlled growth, while also executing against its profitability goals. Lastly, favorable industry dynamics continue to increase with broader acceptance of telehealth and specifically tele-dentistry, minimal penetration against the total addressable market, and clear aligners gaining share in the overall industry.

•On COGS, SmileDirectClub is making good progress on manufacturing automation, with its second generation machines producing approximately 70% of all aligner orders, and plans to manufacture approximately 90% of all orders on the Gen2 line by the end of Q2. Streamlining the cost profile through operational efficiencies will improve the Company’s margin profile, and will provide a consistently superior customer experience that upholds the brand promise.
•On Sales & Marketing, the SmileShops function primarily as fulfillment centers, not as sources of demand generation. As of quarter end, the Company had 126 permanent shops open, and held over 156 pop-up events over the course of the quarter for a total of 282 location sites. SmileDirectClub continues to see its shops performing well with higher utilization, a key part of meeting the Company’s long-term financial targets. The strategy of temporary pop-up locations has been successful, allowing SmileDirectClub to fulfill demand without the addition of fixed locations and associated costs. Additionally, marketing and selling expenses in the quarter reflect significant investment in brand building to support long-term growth in international markets. Revenue from ROW came in at approximately 16.7% of total revenue for Q1. This was supported by increasing acquisition spend in new markets which put the Company over the top of its long-term target range. SmileDirectClub is focused on investment overseas, where 75% of the total market opportunity lies and where the competitive landscape is highly fragmented.
•On liquidity, SmileDirectClub retains approximately $430 million of cash on the balance sheet, providing ample liquidity to support its growth initiatives, while also investing in R&D.

Conference Call Information

SmileDirectClub First Quarter 2021 Conference Call Details

Date:	May 10, 2021
Time:	4:30 p.m. ET (1:30 p.m. PT)
Dial-In:	1-877-407-9208 (domestic) or 1-201-493-6784 (international)
Webcast:	Visit “Events and Presentations” section of the company’s IR page at http://investors.smiledirectclub.com.

A replay of the call may be accessed from 7:30 p.m. ET on Monday, May 10, 2021 until 11:59 pm ET on Monday, May 24, 2021 by dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (international) and entering the replay PIN: 13718952. An archived version of the call and a copy of the 2021 first quarter results supplemental earnings presentation will also be available upon completion on the Investor Relations section of SmileDirectClub’s website at investors.smiledirectclub.com.

Forward-Looking Statements

This earnings release contains forward-looking statements. All statements other than statements of historical facts may be forward-looking statements. Forward-looking statements generally relate to future events and include, without limitation, projections, forecasts and estimates about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans, and objectives. Some of these statements may include words such as “expects,” “anticipates,” “believes,” “estimates,” “targets,” “plans,” “potential,” “intends,” “projects,” and “indicates.”

Although they reflect our current, good faith expectations, these forward-looking statements are not a guarantee of future performance, and involve a number of risks, uncertainties, estimates, and assumptions, which are difficult to predict. Some of the factors that may cause actual outcomes and results to differ materially from those expressed in, or implied by, the forward-looking statements include, but are not necessarily limited to: the ongoing assessment of the cyber incident, material legal, financial and reputational risks resulting from such incident and the related operational disruptions; the duration and magnitude of the COVID-19 pandemic and related containment measures; our management of growth; the execution of our business strategies, implementation of new initiatives, and improved efficiency; our sales and marketing efforts; our manufacturing capacity, performance, and cost; our ability to obtain future regulatory approvals; our financial estimates and needs for additional financing; consumer acceptance of and competition for our clear aligners; our relationships with retail partners and insurance carriers; our R&D, commercialization, and other activities and expenditures; the methodologies, models, assumptions, and estimates we use to prepare our financial statements, make business decisions, and manage risks; laws and regulations governing remote healthcare and the practice of dentistry; our relationships with vendors; the security of our operating systems and infrastructure; our risk management framework; our cash and capital needs; our intellectual property position; our exposure to claims and legal proceedings; and other factors described in our filings with the Securities and Exchange Commission, including but not limited to our Annual Report on Form 10-K for the year ended December 31, 2020 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021.

New risks and uncertainties arise over time, and it is not possible for us to predict all such factors or how they may affect us. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We are under no duty to update any of these forward-looking statements after the date of this earnings release to conform these statements to actual results or revised expectations. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this earnings release.

About SmileDirectClub

SmileDirectClub, Inc. (Nasdaq: SDC) (“SmileDirectClub”) is an oral care company and creator of the first medtech platform for teeth straightening. Through its cutting-edge telehealth technology and vertically integrated model, SmileDirectClub is revolutionizing the oral care industry, offering consumers the ability to get clinically safe and effective treatment but without the 3x markup. SmileDirectClub’s mission is to democratize access to a smile each and every person loves by making it affordable and convenient for everyone. SmileDirectClub is headquartered in Nashville, Tennessee and operates in the U.S., Canada, Australia, New Zealand, United Kingdom, Ireland, Germany, Austria, Hong Kong, Singapore, Spain and Mexico. For more information, please visit SmileDirectClub.com.

Investor Relations:
Alison Sternberg
Vice President, Investor Relations
Alison.sternberg@smiledirectclub.com

Media Relations:
Kim Atkinson
Vice President, Communications
press@smiledirectclub.com

SmileDirectClub, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	March 31,	December 31,
	2021	2020
ASSETS
Cash	$434,545	$316,724
Accounts receivable	225,392	221,973
Inventories	28,598	29,247
Prepaid and other current assets	10,361	12,832
Total current assets	698,896	580,776
Accounts receivable, non-current	74,611	71,355
Property, plant and equipment, net	195,875	189,995
Operating lease right-of-use asset	30,222	31,176
Other assets	12,775	11,487
Total assets	$1,012,379	$884,789
LIABILITIES AND EQUITY
Accounts payable	$20,624	$36,848
Accrued liabilities	109,477	100,589
Deferred revenue	23,066	26,619
Current portion of long-term debt	10,918	15,664
Other current liabilities	6,813	6,821
Total current liabilities	170,898	186,541
Long-term debt, net of current portion	734,737	392,939
Operating lease liabilities, net of current portion	26,536	27,771
Other long-term liabilities	—	43,400
Total liabilities	932,171	650,651
Commitment and contingencies
Equity
Class A common stock, par value $0.0001 and 117,893,041 shares issued and outstanding at March 31, 2021 and 115,429,319 shares issued and outstanding at December 31, 2020	12	11
Class B common stock, par value $0.0001 and 269,272,682 shares issued and outstanding at March 31, 2021 and 270,908,566 shares issued and outstanding at December 31, 2020	27	27
Additional paid-in-capital	424,563	483,393
Accumulated other comprehensive loss	(51)	(102)
Accumulated deficit	(221,788)	(192,879)
Noncontrolling interest	(140,175)	(73,932)
Warrants	17,620	17,620
Total equity	80,208	234,138
Total liabilities and equity	$1,012,379	$884,789

SmileDirectClub, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2021	2020
Revenue, net	$188,802	$183,928
Financing revenue	10,659	12,722
Total revenues	199,461	196,650
Cost of revenues	47,961	59,777
Gross profit	151,500	136,873
Marketing and selling expenses	97,123	142,324
General and administrative expenses	81,078	91,029
Other store closure and related costs	1,128	—
Loss from operations	(27,829)	(96,480)
Interest expense	17,566	4,022
Loss on extinguishment of debt	47,631	—
Other expense	912	4,924
Net loss before provision for income tax expense	(93,938)	(105,426)
Provision for income tax expense	1,707	1,974
Net loss	(95,645)	(107,400)
Net loss attributable to noncontrolling interest	(66,736)	(78,150)
Net loss attributable to SmileDirectClub, Inc.	$(28,909)	$(29,250)

Earnings (loss) per share of Class A common stock:
Basic	$(0.25)	$(0.28)
Diluted	$(0.25)	$(0.28)

Weighted average shares outstanding:
Basic	116,961,510	104,595,081
Diluted	386,878,524	383,855,705

SmileDirectClub, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended March 31,
	2021	2020
Operating Activities
Net loss	$(95,645)	$(107,400)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	16,460	11,442
Deferred loan cost amortization	1,960	628
Equity-based compensation	15,159	16,396
Loss on extinguishment of debt	47,631	—
Paid in kind interest expense	3,324	—
Changes in ROU asset	954	—
Other non-cash operating activities	—	1,971
Changes in operating assets and liabilities:
Accounts receivable	(6,675)	421
Inventories	649	(9,756)
Prepaid and other current assets	1,169	3,459
Accounts payable	(15,569)	20,348
Accrued liabilities	5,798	(11,506)
Deferred revenue	(3,553)	3,602
Net cash used in operating activities	(28,338)	(70,395)
Investing Activities
Purchases of property, equipment, and intangible assets	(22,981)	(28,123)
Net cash used in investing activities	(22,981)	(28,123)
Financing Activities
IPO proceeds, net of discount and related fees	—	(1,155)
Proceeds from warrant exercise	—	922
Repurchase of Class A shares to cover employee tax withholdings	(4,043)	(3,067)
Repayment of HPS Credit Facility	(396,497)	—
Payment of extinguishment costs	(37,701)	—
Borrowings of long-term debt	747,500	15,800
Payments of issuance costs	(20,595)	—
Purchase of capped call transactions	(69,518)	—
Final settlement of Align arbitration	(43,400)	—
Principal payments on long-term debt	(4,609)	(6,733)
Payments of finance leases	(2,541)	(2,497)
Other	169	1,224
Net cash provided by financing activities	168,765	4,494
Effect of exchange rates change on cash and cash equivalents	375	—
Increase (decrease) in cash	117,821	(94,024)
Cash at beginning of period	316,724	318,458
Cash at end of period	$434,545	$224,434

Use of Non-GAAP Financial Measures

This earnings release contains certain non-GAAP financial measures, including adjusted EBITDA (“Adjusted EBITDA”). We provide a reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure below and in our Current Report on Form 8-K announcing our quarterly earnings results, which can be found on the SEC’s website at www.sec.gov and our website at investors.smiledirectclub.com.

We utilize certain non-GAAP financial measures, including Adjusted EBITDA, to evaluate our actual operating performance and for planning and forecasting of future periods.

We define Adjusted EBITDA as net loss, plus depreciation and amortization, interest expense, income tax expense, equity-based compensation, loss on extinguishment of debt, impairment of long-lived assets, abandonment and other related charges and certain other non-operating expenses, such as one-time store closure costs associated with our real estate repositioning strategy, severance and other labor costs, and unrealized foreign currency adjustments. We use Adjusted EBITDA when evaluating our performance when we believe that certain items are not indicative of operating performance. Adjusted EBITDA provides useful supplemental information to management regarding our operating performance, and we believe it will provide the same to members/stockholders.

We believe that Adjusted EBITDA will provide useful information to members/stockholders about our performance, financial condition, and results of operations for the following reasons: (i) Adjusted EBITDA is among the measures used by our management team to evaluate our operating performance and make day-to-day operating decisions and (ii) Adjusted EBITDA is frequently used by securities analysts, investors, lenders, and other interested parties as a common performance measure to compare results or estimate valuations across companies in our industry.

Adjusted EBITDA does not have a definition under GAAP, and our definition of Adjusted EBITDA may not be the same as, or comparable to, similarly titled measures used by other companies. Adjusted EBITDA should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure, is set forth below.

SmileDirectClub, Inc.
Reconciliation of Net Loss to Adjusted EBITDA
(in thousands)

	Three Months Ended March 31,
	2021	2020
	(unaudited)
Net loss	$(95,645)	$(107,400)
Depreciation and amortization	16,460	11,442
Total interest expense	17,566	4,022
Income tax expense	1,707	1,974
Other store closure and related costs	1,128	—
Loss on extinguishment of debt	47,631	—
Equity-based compensation	15,159	16,396
Other non-operating general and administrative losses	912	6,584
Adjusted EBITDA	$4,918	$(66,982)